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                                                                   EXHIBIT 23.10


                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in the Offering Circular/Prospectus constituting part of this Registration Statement on Form S-4 of U.S. Office Products Company of our report dated June 7, 1996, except as to
Note 9, which is as of October 24, 1996, relating to the financial statements of Fortran Corp., which report appears in the Proxy Statement filed on April 30, 1998 of U.S. Office Products Company. We also consent to the reference to us under the heading "Experts."



RUBIN, KOEHMSTEDT & NADLER, PLC
Springfield, Virginia
April 30, 1998